UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 5/14/2012

Nationstar Mortgage Holdings Inc. (Exact name of registrant as specified in its charter)	Nationstar Mortgage LLC (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)

6162 (Primary standard industrial classification code number)	6162 (Primary standard industrial classification code number)

001-35449 (Commission File Number)	333-171370 (Commission File Number)

45-2156869 (I.R.S. Employer Identification No.)	75-2921540 (I.R.S. Employer Identification No.)

350 Highland Drive Lewisville, Texas 75067 (469) 549-2000 (Address, including zip code, and telephone number, including area code, of principal executive offices)	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000 (Address, including zip code, and telephone number, including area code, of principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On May 14, 2012, Nationstar Mortgage LLC and Nationstar Capital Corporation ( together, the “Company”) issued a press release announcing the final results of their registered exchange offer (the “Exchange Offer”) for all of their outstanding $35,000,000 aggregate principal amount of 10.875% Senior Notes due 2015 (the “Initial Notes”), which were not registered under the Securities Act of 1933, as amended (the “Act”), for an equal principal amount of their 10.875% Senior Notes due 2015, which have been registered under the Act.

Wells Fargo Bank, National Association, acting as exchange agent for the Exchange Offer, advised the Company that all of the $35,000,000 aggregate principal amount of the Initial Notes have been validly tendered for exchange, representing 100 percent of the principal amount of the outstanding Initial Notes. The Company accepted all of the Initial Notes validly tendered and not withdrawn.

The press release announcing the results of the exchange offer is filed herewith as exhibit 99.1, and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

The following exhibits are filed with this Current Report pursuant to Item 8.01.

(d)	Exhibits

99.1 Press Release dated May 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nationstar Mortgage LLC

Date: May 14, 2012	By:	/s/Anthony W. Villani
Anthony W. Villani, Esq.
Secretary

Nationstar Mortgage Holdings Inc.

By:	/s/Anthony W. Villani
Anthony W. Villani, Esq.
Executive Vice President and General Counsel